AMENDMENT NO. 1 TO LOAN AGREEMENT


         Amendment No. 1 (this "Amendment"), dated as of February 11, 1999, to the Loan Agreement (the "Loan Agreement"), dated as of October 12, 1998, among IMC MORTGAGE COMPANY, a Delaware corporation (the "Borrower"), and GREENWICH STREET CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP"), GREENWICH FUND, L.P., a Delaware limited partnership, and GSCP OFFSHORE FUND,
L.P., a Cayman Islands exempted limited partnership, (each, a "Lender", and collectively, the "Lenders"). Capitalized terms used in this Amendment without definition shall have the meaning assigned thereto in the Loan Agreement.

                                    RECITALS

         A. The Borrower and the Lenders have entered into the Loan Agreement, pursuant to which the Lenders have agreed to extend to the Borrower Commitments to loan, in the aggregate, $33,000,000, subject to the terms and conditions set forth in the Loan Agreement (the "Initial Loans"), which Initial Loans are evidenced by the Initial Notes (as defined herein) and entitled to the benefit of certain guarantees and security provided under certain of the other Loan Documents.

         B. The Borrower is contemplating entering into an Agreement and Plan of Merger (the "Merger Agreement") by and among GSCP, the Borrower, IMC 1999 Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of GSCP and its affiliates ("Acquisition"), pursuant to which Acquisition would be merged with and into the Borrower and GSCP and its affiliates would be issued common stock of the surviving corporation representing approximately 93.5% of the outstanding common stock of the surviving corporation (the "Merger").

         C. The Lenders and the Borrower desire to enter into this Amendment, providing for the Lenders to extend to the Borrower additional Commitments to loan in the aggregate an additional $5,000,000 (the "Interim Loans"), which Interim Loans are to be evidenced by the Interim Notes (as defined herein) and entitled to the benefit of certain guarantees and security provided under certain of the other Loan Documents.

         The Borrower and the Lenders hereby agree to amend the Loan Agreement as follows:


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         1.  Amendment  to Section  1.1.  (i) Section  1.1 is hereby  amended by deleting therefrom each of the defined terms set forth below and replacing it in its entirety with its corresponding defined terms as follows:

          "Aggregate Commitment Amount" shall mean $38,000,000.

          "BankBoston Forbearance Agreement" means the Forbearance and Intercreditor Agreement, dated as of October 12, 1998, among the Borrower, the Lenders and BankBoston, N.A., as the same may from time to time be further amended, modified or supplemented.

          "Commitment Period" shall mean the period beginning on the Closing Date and ending on the first to occur of (i) the consummation of the Merger and (ii) the termination of the Standstill Period.

          "Intercreditor Agreements" shall mean the separate Intercreditor Agreements, dated as of October 12, 1998, among the Borrower, the Lenders and each of the Existing Creditors, as the same may from time to time be further amended, modified or supplemented.

          "Note" shall mean any Initial Note or any Interim Note.

     (ii) Section 1.1 is further amended by adding the following definitions thereto in alphabetical order:

          "Initial Loan" has the meaning given in the recitals to Amendment No. 1 hereto.

          "Interim Loan" has the meaning given in the recitals to Amendment No. 1 hereto

          "Initial Note" shall mean any promissory note of the Borrower in the form of Exhibit A hereto, evidencing any Initial Loan, as the same may from time to time be amended, modified or supplemented.

          "Interim Note" shall mean any promissory note of the Borrower in the form of Exhibit 1 to Amendment No. 1 hereto, evidencing an Interim Loan, as the same may from time to time be amended, modified or supplemented.

          "Merger" has the meaning set forth in the recitals to Amendment No. 1 hereto.

          "Standstill Period" means the Standstill Period as defined in any Intercreditor Agreement or the BankBoston Forbearance Agreement.


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     2.  Amendment to Section 2.2.  Section 2.2 is hereby amended by deleting it in its entirety and replacing it with the following:

          SECTION 2.2 The Notes; Repayment of Principal. The obligation of the Borrower to repay the unpaid principal amount of the Loans shall be evidenced by the Notes, payable to the Lenders and their registered assigns, duly executed and delivered by the Borrower to the Lenders and bearing interest, maturing and subject to optional and mandatory prepayment as provided herein. The Initial Loans, together with all accrued interest thereon, matured and became due and payable on January 10, 1999. The Interim Loans, together with all accrued interest thereon, are due and payable on demand, subject to Section 2.5 and 2.6 hereof.

         3. Governing Law. This Amendment shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

         4. Full Force and Effect. Except as expressly provided in this Amendment, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof.

         5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                           IMC MORTGAGE COMPANY


                                  By  /s/
                                      --------------------------------------
                                      Name:
                                      Title:

                           GREENWICH STREET CAPITAL PARTNERS II, L.P.
                           GSCP OFFSHORE FUND, L.P.
                           GREENWICH FUND, L.P.

                                  By: GREENWICH STREET
                                      INVESTMENTS II, L.L.C.,
                                      their General Partner


                                        By: /s/
                                           ------------------------------
                                           Name:
                                           Title: Managing Member